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                                                                    EXHIBIT 99.2

                                                                FINAL TRANSCRIPT

(THOMSON STREETEVENTS(SM) LOGO)

CONFERENCE CALL TRANSCRIPT

SORC - Q3 2007 SOURCE INTERLINK COMPANIES EARNINGS CONFERENCE CALL

EVENT DATE/TIME: DEC. 11. 2006 / 4:30PM ET


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                                                                FINAL TRANSCRIPT

DEC. 11. 2006 / 4:30PM ET, SORC - Q3 2007 SOURCE INTERLINK COMPANIES EARNINGS CONFERENCE CALL

CORPORATE PARTICIPANTS

TODD ST. ONGE
Brainerd Communicators - IR

MIKE DUCKWORTH
Source Interlink Companies - Chairman

MARC FIERMAN
Source Interlink Companies - CFO

ALAN TUCHMAN
Source Interlink Companies - Co-CEO

JIM GILLIS
Source Interlink Companies - Co-CEO

CONFERENCE CALL PARTICIPANTS

JON MAIETTA
Needham & Co. - Analyst

BARRY SINE
Oppenheimer & Co. - Analyst

JASON HARRIS
Peninsula Capital - Analyst

PRESENTATION

OPERATOR

Good afternoon ladies and gentlemen and welcome to the Source Interlink Companies' fiscal 2007 third-quarter earnings teleconference call. If you become disconnected during the teleconference, please hang up and dial 888-694-4702 to be reconnected. At this time, all participants are in a listen-only mode. (OPERATOR INSTRUCTIONS). The conference is being recorded today, Monday, December 11, 2006.

At this time I would like to turn the conference call over to Mr. Todd St. Onge of Brainerd Communicators to read the following forward-looking statements. Please go ahead, sir.

TODD ST. ONGE - BRAINERD COMMUNICATORS - IR

Good afternoon. Thanks for joining us for the Source Interlink Companies' quarterly conference call. Before we begin, we want to remind you that management's remarks today will contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to, among other things, future business plans, strategies and financial position, working capital needs, and opportunities for growth.

When used on this call words such as anticipate, may, will, believe, intend, expect and similar expressions are intended to identify forward-looking statements. Because such forbidding statements involve certain risks and uncertainties, actual results and timing of events may differ on a material basis from those discussed herein.

Factors that could cause or contribute to such differences include but are not limited to the risks and uncertainties as discussed in reports previously and subsequently filed by us with the Securities and Exchange Commission including our annual report on Form 10-K for the fiscal year ended January 31, 2006 as filed on April 17, 2006.

After a short presentation by management, we will take your questions. With that I turn the meeting over to Source Interlink Companies' Chairman, Mike Duckworth.


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                                                                FINAL TRANSCRIPT

DEC. 11. 2006 / 4:30PM ET, SORC - Q3 2007 SOURCE INTERLINK COMPANIES EARNINGS CONFERENCE CALL

MIKE DUCKWORTH - SOURCE INTERLINK COMPANIES - CHAIRMAN

Thank you, Todd. Good afternoon and thank you all for joining our call this afternoon. With me today are Jim Gillis and Alan Tuchman, our Co-Chief Executive Officers as well as Marc Fierman, our CFO.

I want to open the call this afternoon with some brief comments on our results, a review of recent developments, and then a summary of where we are headed. Marc will then discuss our third-quarter financial results in greater detail and after our prepared remarks we will take your questions.

First our results. This afternoon we reported adjusted pro forma EPS of $0.16 for the third-quarter on revenues of $475.8 million. GAAP EPS was $0.09. Our adjusted pro forma third-quarter EBITDA was $20.7 million. These results represent a solid improvement in both revenue and pro forma EBITDA over the same period last year. Given the highly competitive nature of our business and the well-publicized headwinds in the entertainment arena, we are very encouraged by these results.

Since our last call, we have made some significant changes to our management team and our Board of Directors. As you are aware, Leslie Flegel resigned as CEO and Chairman in mid-November. Upon his departure, I was named Chairman and have taken an active role here at Source.

In addition, the Board has elevated Jim Gillis and Alan Tuchman as Co-Chief Executive Officers. These appointments highlight a few important points as we move forward. These include our ongoing commitment to our core businesses; the reinforcement of the message to our customers that it is business as usual here at Source; and our near-term focus on integrating our businesses more quickly.

We will be commencing a search for a permanent CEO shortly. And our emphasis in that process will be to find the best qualified candidate available. As such we will be considering both internal and external candidates.

I also should note the resignation of Carol Kloster earlier in the quarter. Though Carol left for personal reasons, her departure was unfortunate. We are working diligently to ensure losses like this are not repeated.

As previously announced, we have made some changes to our Board of Directors as well. We've reduced the Board from 11 members down to nine. These changes create a more efficient Board with a stronger independent majority.

Clearly a lot has transpired here in this quarter. However, there are certain things that have not changed. First, our Board remains actively engaged in our review of strategic alternatives. Since that process is continuing, I will not speculate on the potential outcome at this time. That also means that we will continue with our suspension of financial guidance. We recognize that this may be frustrating to some, but we are committed to completing a thorough process and we will update you on any future decisions as soon as possible.

The second thing that has not changed is our business strategy. Here at Source we remain a leading player in the consolidating marketplace. We have scale and are well-positioned in the markets in which we operate. Our distribution system is one of the most efficient in the marketplace. And above all, we have great business partners. I've made the rounds with our publishers and am impressed by the depth of our relationships there. Our relationships with the studios are also sound and our retail customers continue to trust us to manage a critical component of their businesses.

What we need to do now is fully leverage this platform. Our highest priority is the day-to-day execution of our strategy. Jim, Alan and I are taking a fresh look at every aspect of our company. We are implementing accountability throughout the organization. We are identifying opportunities to reduce costs, and we also want to accelerate the integration of our recently acquired businesses. Finally, and most importantly, we will continue to invest in our business where the returns are warranted.

While there is much to be done, our results thus far are encouraging. We have executed fairly well in terms of realizing the cost synergies from our acquired businesses. Our Alliance and Levy integrations are largely complete and we are on track to deliver the previously projected cost savings in the quarters ahead. We have also completed the consolidation of our facilities in California and Maryland in this most recent quarter.

Where we must do better is on producing the revenue and profit opportunities that our platform offers. This includes a greater focus on cross-selling between Alliance and our magazine business. It also includes improved operating margins as we leverage our distribution platform and further streamline our cost structure.


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                                                                FINAL TRANSCRIPT

DEC. 11. 2006 / 4:30PM ET, SORC - Q3 2007 SOURCE INTERLINK COMPANIES EARNINGS CONFERENCE CALL

We got some recent wins that illustrate what we need to do more of. In the last several weeks we've added 427 Walgreens stores for magazine distribution and fulfillment. Out in the west, Safeway has given us the opportunity to cover another 115 stores in the Phoenix division. And on the publishing side, we have significantly expanded our relationship with Playboy Magazine becoming their exclusive distributor to our bookstores throughout the U.S.

In closing, I feel confident as we move into 2007. We have a powerful platform and a seasoned management team that is committed to this business. Our focus is to lever the power of this platform to drive our sales and improve profitability. I also recognize the importance of clear communication with our shareholders and it is my intention to address this area as we move forward.

Thank you again for joining us today and I'll turn the call over to Marc.

MARC FIERMAN - SOURCE INTERLINK COMPANIES - CFO

Thank you Mike and good afternoon everyone. Today I will discuss our third-quarter and year-to-date consolidated operating results as well as the results for our four reporting segments, CD/DVD Fulfillment, Magazine Fulfillment, In-Store Services and Shared Services.

We provide financial results on both an adjusted pro forma and a GAAP basis. The adjusted pro forma basis excludes Alliance merger-related expenses and certain one time costs related to the consolidation and integration of recently acquired businesses. Costs such as facility closings, relocation, severance payments, duplicative expenses and costs or losses associated with asset disposals. Also excluded is the continuing non-cash amortization of intangible assets resulting from acquired entities and non-cash stock-based compensation expense related to the adoption of FAS 123(R) in the first quarter of this year. Based upon our current stock option plans, we expect future stock-based compensation expense to be minimal.

Adjusted pro forma results are reported from continuing operations. In fiscal 2006, as stated on previous calls, the adjusted pro forma basis also assumed the Alliance merger closed effectively at the beginning of our fiscal year, February 1, 2005, while the GAAP basis reflects results as of the merger date, March 1, 2005.

As a reminder, included in the Magazine segment are the results of the Levy and Anderson acquisitions as of their effective dates. The following are the adjusted pro forma consolidated results for the third-quarter and the nine month period compared to the same period last year.

Third-quarter net revenue increased 11.7% to $475.8 million and for nine months, net revenue increased 21.7% to $1,371,900,000. Third-quarter gross profit increased 21.9% to $104.9 million and gross profit margins increased to 22.1% from 20.2%. For nine months, gross profit increased 27.9% to $290.7 million and gross profit margins increased to 21.2% from 20.2%.

Third-quarter operating income increased 7.9% to $17.2 million and operating margins decreased slightly to 3.6% from 3.7%. For nine months, operating income increased 8.3% to $41.5 million and operating margins decreased to 3.0% from 3.4%. Third-quarter pretax income decreased 2.8% to $13.7 million and for nine months, decreased 2.4% to $33.1 million. Third-quarter net income totaled $8.2 million calculated on a 40% tax rate compared to $8.8 million last year calculated on a 38% tax rate. For nine months, net income totaled $19.8 million calculated on a 40% rate compared to $21.1 million last year calculated on a 37.7% tax rate.

Earnings per share for the third-quarter are $0.16 computed on 53.1 million diluted shares compared to $0.17 last year on 53 million diluted shares. Adjusted pro forma Earnings Before Interest, Taxes, Depreciation and Amortization, EBITDA, totaled $20.7 million for the third-quarter compared to $19 million last year, a 9.2% increase. And EBITDA for the nine month period totaled $51.7 million compared to $47 million last year, a 10% increase.

On a GAAP basis in the third-quarter, the company reported net income of $4.8 million or $0.09 per diluted share compared to net income of $6.1 million or $0.11 per diluted share last year. Adjusted pro forma segment results for the third-quarter and the nine month period compared to the same period last year are as follows. Third-quarter net revenue in the CD and DVD segment increased 3% to $233.3 million. Please recall that the third-quarter of the prior year was negatively impacted by Hurricane Wilma, which disrupted shipments during the last week of the quarter.

Gross profit increased 9.3% to $44.2 million. Gross profit margins increased to 18.9% from 17.8% due in part to improved terms from vendors on certain products and an increase in vendor managed inventory sales. Operating income increased 2.7% to $11.9 million while operating margins were unchanged at 5.1%.


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                                                                FINAL TRANSCRIPT

DEC. 11. 2006 / 4:30PM ET, SORC - Q3 2007 SOURCE INTERLINK COMPANIES EARNINGS CONFERENCE CALL

Nine month revenue in the CD and DVD segment increased 2.3% to $672.1 million. Gross profit increased 6% to $123.1 million. Gross profit margins increased to 18.3% from 17.7% while operating income decreased 4.6% to $29.8 million and operating margins decreased to 4.4% from 4.8% due in part to higher freight, field service and depreciation and amortization compared to last year.

Operating margins were impacted -- excuse me -- third-quarter net revenue in the Magazine segment increased 25.7% to $222.2 million reflecting in large part the inclusion of the acquired Southern California and Baltimore service areas this year. Gross profit increased 37.8% to $53.7 million and gross profit margins increased to 24.2% from 22.1% partly as a result of utilizing our market position to negotiate improved terms from certain suppliers.

Operating income increased 14% to $6.5 million and operating margins for the quarter were 2.9% compared to 3.2% last year. Operating margins are lower than last year due mostly to the acquired mainstream businesses which have historically generated lower operating margins than the specialty business. We anticipate these margins will improve as achieved synergies flow through to our results.

Nine month net revenue in the Magazine segment increased 54.3% to $640.5 million. Gross profit increased 56.2% to $147.7 million. Gross profit margins increased to 23.1% from 22.8% while operating income increased 23.2% to $17.5 million and operating margins for the nine months were $2.7% (technical difficulty) Operating income increased 23.2% to $17.5 million and operating margin for the nine months is 2.7% compared to 3.4% last year.

As previously discussed, we anticipate the ongoing consolidation and integration of the recently acquired mainstream businesses to enhance profitability in the segment. In October, in the Southwest region, we successfully consolidated our Levy, City of Industry, California facility into the Ontario, California facility and in August, in the Mid-Atlantic region, we completed the consolidation of the Hampstead, Maryland facility into our Lancaster, Pennsylvania facility. While there were additional costs incurred to facilitate these consolidations, we will benefit from reduced overhead and improved routing in future quarters.

Third-quarter revenue in the In-Store Services segment, which includes information services, magazine rebate claiming and sale of store fixtures, decreased 10.7% to $20.3 million due to fewer wood fixtures ordered for new stores and remodels. Gross profit increased 4.6% to $7 million and gross profit margins increased to 34.6% from 29.5%. Operating income increased 7.3% to $4.9 million and operating margins increased to 24% from 19.9%.

For nine months, revenue in In-Store Services increased 7% to $59.3 million. Gross profit margins increased 19% to $20 million -- excuse me gross profit increased 19% to $20 million while gross profit margins increased to 33.7% from 30.3%. Operating income increased 29.1% to $12.9 million and operating margins increased to 21.8% from 18.1%. Most of the increase is due to a rebound in our display manufacturing businesses.

For the third-quarter, Shared Services, which consists of shared corporate and overhead costs associated with the operating segments, increased to $6 million from $5.8 million and for the nine month period, increased to $18.7 million from $17.1 million. This increase reflects incremental costs associated with acquired properties. Shared Services as a percentage of revenue decreased to 1.3% from 1.4% last year in both the third-quarter and nine month periods. We expect further improvement as we reduce our cost structure.

In the third-quarter on a GAAP basis, cash provided by operating activities was $5.6 million while CapEx was $6.1 million and depreciation of fixed assets $3.2 million. For the year-to-date on a GAAP basis, cash used by operations was $35.2 million, CapEx of $12.6 million and depreciation of fixed assets $9.4 million.

Historically, the company has generated the majority of its cash flow in the fourth-quarter.

Interest expense during the third-quarter and year to date was $3.6 million and $8.7 million compared to $2 million and $4.6 million last year. This is primarily due to increased debt associated with recent acquisitions.

The following are some balance sheet highlights as of October 31, 2006 -- total assets $1.1 billion; working capital $43.1 million; revolving bank debt $128.9 million; average bank debt balance for the quarter $117.1 million; other debt $39.6 million including a $20 million mortgage loan; and stockholders equity $473.8 million.

I will now open the call for questions.

QUESTION AND ANSWER


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                                                                FINAL TRANSCRIPT

DEC. 11. 2006 / 4:30PM ET, SORC - Q3 2007 SOURCE INTERLINK COMPANIES EARNINGS CONFERENCE CALL

OPERATOR

(OPERATOR INSTRUCTIONS) Jon Maietta of Needham & Co.

JON MAIETTA - NEEDHAM & CO. - ANALYST

The first question I had was I guess this would be a question for Mark. Did the Anderson transaction make a profit contribution in the quarter if you excluded the onetime charges?

MARC FIERMAN - SOURCE INTERLINK COMPANIES - CFO

Yes, it was just marginally profitable in the quarter.

JON MAIETTA - NEEDHAM & CO. - ANALYST

Okay. And then the other question I had and this is Michael or Marc. I think on the last call you had mentioned approximately 1700 Rite Aid stores were coming on board and getting activated for a CD and DVD business. Did that happen in the quarter?

ALAN TUCHMAN - SOURCE INTERLINK COMPANIES - CO-CEO

This is Alan Tuchman. Yes it did.

JON MAIETTA - NEEDHAM & CO. - ANALYST

Great. Okay. Thanks very much.

OPERATOR

Barry Sine of Oppenheimer.

BARRY SINE - OPPENHEIMER & CO. - ANALYST

Good afternoon. First of all on the magazine business, you mentioned there were some consolidation costs to close the two distribution centers. Can you quantify what those were, what the margin may have been without those?

MARC FIERMAN - SOURCE INTERLINK COMPANIES - CFO

The total cost of relocation which is not only consolidating those two facilities, it is also relocating personnel from Chicago to Bonita Springs on a pre-tax basis was approximately $2.6 million on a pre-tax basis.

BARRY SINE - OPPENHEIMER & CO. - ANALYST

Great. Then the next area I just wan to ask about in prior conference calls, Leslie had talked about a number of potential fairly significant business opportunities facing the company and in the SEC filing you did when he retired, you talk about several opportunities and the compensation he might get. Is there any change to the guidance that you want to give in terms of the opportunities in front of the company?


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                                                                FINAL TRANSCRIPT

DEC. 11. 2006 / 4:30PM ET, SORC - Q3 2007 SOURCE INTERLINK COMPANIES EARNINGS CONFERENCE CALL

MIKE DUCKWORTH - SOURCE INTERLINK COMPANIES - CHAIRMAN

Again, Barry, this is Mike Duckworth. We are as I said earlier, we're not going to comment on guidance. I do think those are good initiatives for us. One of the reasons that Leslie will remain is so that he can continue to help us along those lines. So those are still viable alternatives that we will be pursuing in the year ahead.

BARRY SINE - OPPENHEIMER & CO. - ANALYST

Okay. And then two other areas again and these you may not want to comment on. Number one is the letter that came out today, the press release that came out today, any comments the Board or the company has on that letter that came out today?

MIKE DUCKWORTH - SOURCE INTERLINK COMPANIES - CHAIRMAN

We got that letter late Friday and we are still in the process of evaluating what it means and what we need to do. Clearly we take all comments from our shareholders to heart and want to be as responsive as possible. But at this point we are not in a position to comment.

BARRY SINE - OPPENHEIMER & CO. - ANALYST

And then lastly, on the strategic alternatives process, I know you don't want to comment on the substance, but just in terms of the timeline you began this process the same month that the Iraq study group began their study. They've already come out with their report. Are there any reasons why this process is taking so long you can shed some light on?

MIKE DUCKWORTH - SOURCE INTERLINK COMPANIES - CHAIRMAN

I guess, Barry, I'm not going to do any better than Bush did probably on that one. But no, as I said, we want to do a thorough and complete process and as that process continues, I'm really not going to comment at this time.

BARRY SINE - OPPENHEIMER & CO. - ANALYST

Okay, thank you.

OPERATOR

(OPERATOR INSTRUCTIONS) Jon Maietta of Needham & Co.

JON MAIETTA - NEEDHAM & CO. - ANALYST

Thanks again. Alan and Jim Gillis, if you're on the call as well the question I had was maybe you could just describe for us how the day-to-day business has changed for either of you today versus three months ago or six months ago if in fact it has changed? For example, more focused on cost removal or any color that you may have would be much appreciated. Thanks.

JIM GILLIS - SOURCE INTERLINK COMPANIES - CO-CEO

Jim Gillis first. Our day-to-day operations have gotten more detailed. Alan and I have spent a lot more time together looking at how we can do and merge joint things happening with both companies right now in all aspects of the vendor managed inventory to in-store field services to HR initiatives, things such as that.

ALAN TUCHMAN - SOURCE INTERLINK COMPANIES - CO-CEO


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DEC. 11. 2006 / 4:30PM ET, SORC - Q3 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL

It has been a three-week process also. So it has been pretty premature right now. But it really is about the integration of all our companies.

MARC FIERMAN - SOURCE INTERLINK COMPANIES - CFO

Jon, I may just add I think one of the things we wanted to make sure of on the front end was to make sure that our customers understood the change; our customers understood that the folks that they have been dealing with on a day-to-day basis remain in place and continue to be there for them and that we weren't changing our strategy in any sort of radical format which was the point I made in my opening remarks.

That is really sort of the underlying comment. That's what we were focused first and foremost and then following from that obviously now is a renewed look with a little bit more scrutiny maybe on our business and how we go about it day to day.

JON MAIETTA - NEEDHAM & CO. - ANALYST

Got it. Thank you.

OPERATOR

Dan Hooper of Peninsula Capital.

JASON HARRIS - PENINSULA CAPITAL - ANALYST

Actually this is Jason Harris. I was just wondering if you could talk a little bit about your use of cash going forward, and use of cash flow? And the previous management obviously made a lot of acquisitions. Could you talk about your strategy for acquisitions or whether you'd start using the cash flow to pay down debt?

MIKE DUCKWORTH - SOURCE INTERLINK COMPANIES - CHAIRMAN

I think that it is a twofold answer; certainly our credit agreement requires us to reduce debt with any additional free cash flow but as I mentioned in my prepared remarks where we find that the returns are warranted, our strategy has not changed. We are going to continue to invest in this business.

JASON HARRIS - PENINSULA CAPITAL - ANALYST

Would you make acquisitions the size of Levy or Alliance?

MIKE DUCKWORTH - SOURCE INTERLINK COMPANIES - CHAIRMAN

I think it is hard to predict where you are going to be or what is going to come before you. Obviously you need to be nimble and in a position to take advantage of opportunities that come your way and we don't really control when they do. I think what is important is that on a day-to-day basis, we're going to execute, and so that we are in a position should an opportunity arise on a real-time basis we can take advantage of that opportunity.

JASON HARRIS - PENINSULA CAPITAL - ANALYST

Thanks.

OPERATOR


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                                                                FINAL TRANSCRIPT

DEC. 11. 2006 / 4:30PM ET, SORC - Q3 2007 SOURCE INTERLINK COMPANIES EARNINGS CONFERENCE CALL

(OPERATOR INSTRUCTIONS). There appear to be no further questions. I would like to turn the floor back to Mr. Mike Duckworth for his closing comments. Please go ahead, sir.

MIKE DUCKWORTH - SOURCE INTERLINK COMPANIES - CHAIRMAN

Great. Well again, thank you all for your time this afternoon and we look forward to being able to report good news as we go ahead. Thanks again.

OPERATOR

Thank you. This concludes today's Source Interlink Companies' fiscal 2007 third-quarter earnings teleconference call. You may now disconnect your lines at this time and have a wonderful evening.

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